Exhibit 99.1

March 25, 2012

Andrew Hidalgo
WPCS International Incorporated One East Uwchlan Avenue, Suite 301 Exton, PA 19341

Dear Andy,

Effective immediately, I voluntarily offer my resignation as Executive Vice President of WPCS International Incorporated ("WPCS"), as a Director of WPCS Australia Pty Ltd., WPCS International- Brisbane, Pty Ltd., WPCS International- Brendale, Pty Ltd., The Pride Group (Qld) Pty, Ltd., and WPCS International- Trenton, Inc., and as an employee and/or director of any subsidiary of WPCS, in order to pursue other interests.

Regards,